EXHIBIT 35.1 – ANNUAL SERVICER COMPLIANCE STATEMENT

CARMAX BUSINESS SERVICES, LLC

OFFICER'S CERTIFICATE
(Annual Statement as to Compliance for CarMax Auto Owner Trust 2010-2)

The undersigned, a duly authorized officer of CarMax Business Services, LLC, (i) as Servicer pursuant to Section 3.10 of the Sale and Servicing Agreement dated as of July 1, 2010 (the "Sale and Servicing Agreement") among CarMax Auto Owner Trust 2010-2, as Issuer (the "Issuer"), CarMax Auto Funding LLC, as Depositor, CarMax Business Services, LLC, as Servicer (the "Servicer"), and Wells Fargo Bank, National Association, as Backup Servicer and (ii) as Administrator on behalf of the Issuer, pursuant to Section 3.9 of the Indenture dated as of July 1, 2010 (the "Indenture") between the Issuer and Wells Fargo Bank, National Association, as Indenture Trustee (the "Indenture Trustee"), does hereby certify that:

1.
CarMax Business Services, LLC is, as of the date hereof, the Servicer under the Sale and Servicing Agreement and the Administrator under the Administration Agreement dated as of July 1, 2010 among the Issuer, CarMax Business Services, LLC, as Administrator (the "Administrator"), and the Indenture Trustee.

2.	The undersigned is duly authorized to execute and deliver this Officer's Certificate.

3.	This Officer's Certificate is delivered pursuant to Section 3.10 of the Sale and Servicing Agreement and Section 3.9 of the Indenture.

4.
A review of the activities of the Servicer during the period beginning on July 8, 2010 and ending on February 28, 2011 and of the Servicer's performance under the Sale and Servicing Agreement was made under my supervision.  To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Sale and Servicing Agreement in all material respects throughout such period.

5.
A review of the activities of the Issuer during the period beginning on July 8, 2010 and ending on February 28, 2011 and of the Issuer's performance under the Indenture was made under my supervision.  To the best of my knowledge, based on such review, the Issuer has complied in all material respects with all conditions and covenants under the Indenture throughout such period.

Capitalized terms used in this Officer's Certificate and not otherwise defined herein have the meanings assigned to them in the Sale and Servicing Agreement.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Servicer and the Administrator, has duly executed this Officer's Certificate this 25th day of May, 2011.

/s/ Keith D. Browning
Keith D. Browning
Executive Vice President